Exhibit 99.1

NEWS RELEASE

Halcón Resources Announces Fourth Quarter 2017 Results and Provides an Operational Update

HOUSTON, TEXAS — February 28, 2018 — Halcón Resources Corporation (NYSE:HK) (“Halcón” or the “Company”) today announced its fourth quarter 2017 results and provided an update on recent well results and operations.

Net production for the three months ended December 31, 2017 averaged 6,283 barrels of oil equivalent per day (Boe/d).  Production was comprised of 70% oil, 15% natural gas liquids (NGLs) and 15% natural gas for the quarter.

Halcón generated total revenues of $25.3 million for the fourth quarter of 2017.  The Company reported a net loss available to common stockholders of $(93.1) million or a net loss per basic and diluted share of $(0.63) for the fourth quarter of 2017.  After adjusting for selected items (see Selected Item Review and Reconciliation table for additional information), the Company generated a net loss of $(18.1) million, or $(0.12) per diluted share for the fourth quarter of 2017.  Adjusted EBITDA (see EBITDA Reconciliation table for additional information) totaled $2.2 million for the fourth quarter of 2017.

Excluding the impact of hedges, Halcón realized 95% of the average NYMEX oil price, 47% of the average NYMEX oil price for NGLs and 71% of the average NYMEX natural gas price during the fourth quarter of 2017.  Realized hedge proceeds totaled approximately $0.6 million during the fourth quarter.

Total operating costs per unit, after adjusting for selected items (see Selected Operating Data table for additional information), were $41.08 per Boe for the fourth quarter of 2017, compared to $19.30 per Boe for the third quarter of 2017.  This increase in per unit total operating costs was primarily driven by the loss of economies of scale related to reduced quarterly production driven by the Company’s divestiture of its Williston Basin assets.

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Acquisitions

As previously reported, in December 2017, the Company acquired 4,413 net acres adjacent to its Monument Draw area for approximately $104 million.  In January 2018, Halcón closed on the acquisition of 8,320 net acres in its Monument Draw north option for $108 million (the “Monument Draw North Option”).  On February 6, 2018, the Company entered into a purchase and sale agreement to purchase 10,524 net acres and ~1,100 Boe/d of associated current production in Western Ward County for $200 million (the “West Quito Draw Acquisition”).  The West Quito Draw Acquisition is expected to close in early April 2018.

Liquidity and Capital Spending

As of December 31, 2017, Halcón’s liquidity was $678 million pro forma for the January 2018 exercise of the Monument Draw North Option ($108 million) in addition to the Company’s net proceeds from the February 2018 offering of common stock ($61 million) and unsecured notes ($203 million).  This liquidity consists of $580 million of pro forma cash on hand plus an undrawn senior secured revolving credit facility with a borrowing base of $100 million less letters of credit outstanding.

During the fourth quarter of 2017, Halcón incurred capital costs of approximately $94 million on drilling and completions and $37 million on infrastructure, seismic and other.

Hedging Update

As of February 28, 2018, Halcón had 9,510 barrels per day (bbl/d) of oil hedged for 2018 at an average price of $52.65 per barrel.  For 2019, the Company has 8,247 bbl/d of oil hedged at an average price of $54.41 per barrel.  Halcón also has Midland vs. Cushing basis differential swaps in place for 10,526 bbl/d in 2018 at an average swap price of -$1.23 per barrel and 12,000 bbl/d in 2019 at an average swap price of -$1.02 per barrel.

As of February 28, 2018, Halcón had 7,500 MMBtu/d of natural gas hedged in 2018 at an average price of $3.16 per MMBtu.  The Company had WAHA vs. NYMEX basis differential swaps in place for 5,000 MMBtu/d for the second half of 2018 through year-end 2019 at an average swap price of -$1.05 per MMBtu/d.

Operations Update

Halcón is currently producing in excess of 12,000 Boe/d net.  The Company expects first quarter 2018 production to average between 10,500 and 11,500 Boe/d net.  Halcón is currently running three operated rigs in the Delaware Basin and is considering adding a fourth rig later in 2018 to focus on West Quito Draw once that acquisition closes.  The Company also has one full-time frac crew operating which will continue to work for Halcón for the remainder of 2018.  Halcón

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also plans to source a spot frac crew from time to time in 2018 to ensure its drilled but uncompleted well inventory stays at reasonable levels.

Halcón currently holds 21,679 net acres in its Monument Draw area in addition to an option to acquire an additional 7,680 net acres on the eastern side of its acreage (the “East Option Acreage”).  The Company has five horizontal lower Wolfcamp wells producing in this area with two additional wells currently being drilled.  Halcón recently put the SR7902H and SR7903H lower Wolfcamp wells online.  These wells are located in the southern portion of Halcón’s Monument Draw acreage and were completed with an average lateral length of 9,524 feet.  These two wells averaged a peak 24 hour IP rate of 1,817 Boe/d and have a current average 20 day IP rate of 1,593 Boe/d (81% oil) which continues to increase.  The early time production of these wells is greater than Halcón’s Wolfcamp type curve for this area.  These two wells are spaced at 660’ within the Wolfcamp interval along with the SR7901H.  Early time results indicate a positive test at this spacing interval with no apparent pressure depletion in the new wells.  Halcón also recently put the SR5902H lower Wolfcamp well online.  This well is located on the Company’s East Option Acreage and was completed with a lateral length of 9,267 feet.  This well had a peak 24 hour IP rate of 1,863 Boe/d and has a current 10 day IP rate of 1,100 Boe/d (87% oil) which continues to increase.

Halcón currently holds 27,035 net acres in its Hackberry Draw area.  Since acquiring most of this acreage in early 2017, the Company has drilled and completed 10 horizontal wells (nine Wolfcamp and one 3rd Bone Spring).  Halcón currently has one well waiting on completion and three additional wells currently being drilled in Hackberry Draw (two Wolfcamp and one 2nd Bone Spring well).  The Company’s two most recent Wolfcamp wells put online, the Jose Katie East 1H and the Jose Katie West 1H, were completed with an average lateral length of 9,817 feet.  These two wells averaged a peak 24 hour IP rate of 1,341 Boe/d and have a current 20 day IP rate of 1.071 Boe/d (86% oil) which continues to increase.  The early time production of these wells is greater than Halcón’s Wolfcamp type curve for this area.  These two wells are spaced at 660’ in the Wolfcamp B interval.  Early time results here also indicate a positive test at this spacing interval.

Conference Call and Webcast Information

Halcón Resources Corporation (NYSE:HK) has scheduled a conference call for Thursday, March 1, 2018, at 11:00 a.m. EST (10:00 a.m. CST).  To participate in the conference call, dial (888) 394-8218 for domestic callers, and (323) 701-0225 for international callers a few minutes before the call begins and reference Halcón Resources conference ID 7054105.  The conference call will also be webcast live over the Internet on Halcón Resources’ website at http://www.halconresources.com in the Investors section under Events and Presentations.

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About Halcón Resources

Halcón Resources Corporation is an independent energy company focused on the acquisition, production, exploration and development of liquids-rich onshore oil and natural gas assets in the United States.

For more information contact Quentin Hicks, Executive Vice President of Finance, Capital Markets & Investor Relations, at 832-538-0557 or qhicks@halconresources.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements.  Forward-looking statements include, among others, statements about anticipated production, divestitures, liquidity, capital spending, drilling and completion plans, and option exercises.  Forward-looking statements may often, but not always, be identified by the use of such words such as “expects”, “believes”, “intends”, “anticipates”, “plans”, “estimates”, “projects”, “potential”, “possible”, or “probable” or statements that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved.  Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and other filings submitted by the Company to the U.S. Securities and Exchange Commission (SEC), copies of which may be obtained from the SEC’s website at www.sec.gov or through the Company’s website at www.halconresources.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company’s expectations.

“EUR,” or Estimated Ultimate Recovery, refers to our management’s internal estimates based on per well hydrocarbon quantities that may be potentially recovered from a hypothetical future well completed as a producer in the area.  These quantities do not constitute “reserves” within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System or SEC rules and are subject to substantially greater uncertainties relating to recovery than reserves.  For areas where the Company has no or very limited operating history, EURs are based on publicly available information relating to operations of producers operating in such areas.  For areas where the Company has sufficient operating data to make its own estimates, EURs are based on internal estimates by the Company’s management and reserve engineers.

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HALCÓN RESOURCES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Successor		Successor		Predecessor
				Period from	Period from
				September 10, 2016	January 1, 2016
	Three Months Ended December 31,		Year Ended	through	through
	2017	2016	December 31, 2017	December 31, 2016	September 9, 2016
Operating revenues:
Oil, natural gas and natural gas liquids sales:
Oil	$21,202	$118,526	$340,674	$139,786	$248,064
Natural gas	1,143	5,933	16,194	6,756	9,511
Natural gas liquids	2,190	5,220	18,969	6,018	7,929
Total oil, natural gas and natural gas liquids sales	24,535	129,679	375,837	152,560	265,504
Other	742	576	2,128	802	1,339
Total operating revenues	25,277	130,255	377,965	153,362	266,843

Operating expenses:
Production:
Lease operating	2,921	18,591	61,743	22,382	50,032
Workover and other	(474)	8,945	21,739	10,510	22,507
Taxes other than income	1,608	10,191	30,757	12,364	24,453
Gathering and other	6,143	12,040	40,783	14,677	29,279
Restructuring	5,455	—	7,535	—	5,168
General and administrative	24,385	24,714	111,351	41,395	83,641
Depletion, depreciation and accretion	9,419	37,848	110,207	46,899	120,555
Full cost ceiling impairment	—	—	—	420,934	754,769
(Gain) loss on sale of oil and natural gas properties	5,947	—	(721,573)	—	—
Other operating property and equipment impairment	—	—	—	—	28,056
Total operating expenses	55,404	112,329	(337,458)	569,161	1,118,460

Income (loss) from operations	(30,127)	17,926	715,423	(415,799)	(851,617)

Other income (expenses):
Net gain (loss) on derivative contracts	(26,848)	(20,165)	1,291	(27,740)	(17,998)
Interest expense and other, net	(7,289)	(23,382)	(71,097)	(28,861)	(122,249)
Reorganization items	—	(1,493)	—	(2,049)	913,722
Gain (loss) on extinguishment of debt	(28,866)	—	(114,931)	—	81,434
Total other income (expenses)	(63,003)	(45,040)	(184,737)	(58,650)	854,909
Income (loss) before income taxes	(93,130)	(27,114)	530,686	(474,449)	3,292
Income tax benefit (provision)	—	(1,387)	5,000	(4,744)	8,666
Net income (loss)	(93,130)	(28,501)	535,686	(479,193)	11,958
Non-cash preferred dividend	—	—	(48,007)	—	—
Series A preferred dividends	—	—	—	—	(8,847)
Preferred dividends and accretion on redeemable noncontrolling interest	—	—	—	(791)	(35,905)
Net income (loss) available to common stockholders	$(93,130)	$(28,501)	$487,679	$(479,984)	$(32,794)

Net income (loss) per share of common stock:
Basic	$(0.63)	$(0.31)	$3.67	$(5.26)	$(0.27)
Diluted	$(0.63)	$(0.31)	$3.65	$(5.26)	$(0.27)
Weighted average common shares outstanding:
Basic	148,504	91,251	132,763	91,228	120,513
Diluted	148,504	91,251	133,576	91,228	120,513

HALCÓN RESOURCES CORPORATION

CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share amounts)

	Successor
	December 31, 2017	December 31, 2016
Current assets:
Cash and cash equivalents	$424,071	$24
Accounts receivable	36,416	147,762
Receivables from derivative contracts	677	5,923
Prepaids and other	10,628	6,940
Total current assets	471,792	160,649
Oil and natural gas properties (full cost method):
Evaluated	877,316	1,269,034
Unevaluated	765,786	316,439
Gross oil and natural gas properties	1,643,102	1,585,473
Less - accumulated depletion	(570,155)	(465,849)
Net oil and natural gas properties	1,072,947	1,119,624
Other operating property and equipment:
Other operating property and equipment	101,282	38,617
Less - accumulated depreciation	(4,092)	(1,107)
Net other operating property and equipment	97,190	37,510
Other noncurrent assets:
Funds in escrow and other	1,691	1,887
Total assets	$1,643,620	$1,319,670

Current liabilities:
Accounts payable and accrued liabilities	$131,087	$186,184
Liabilities from derivative contracts	19,248	16,434
Other	—	4,935
Total current liabilities	150,335	207,553
Long-term debt, net	409,168	964,653
Other noncurrent liabilities:
Liabilities from derivative contracts	7,751	486
Asset retirement obligations	4,368	31,985
Other	—	2,305
Commitments and contingencies
Stockholders’ equity:
Common stock: 1,000,000,000 shares of $0.0001 par value authorized; 149,379,491 and 92,991,183 shares issued and outstanding as of December 31, 2017 and 2016, respectively	15	9
Additional paid-in capital	1,016,281	592,663
Retained earnings (accumulated deficit)	55,702	(479,984)
Total stockholders’ equity	1,071,998	112,688
Total liabilities and stockholders’ equity	$1,643,620	$1,319,670

HALCÓN RESOURCES CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Successor		Successor		Predecessor
				Period from	Period from
				September 10, 2016	January 1, 2016
	Three Months Ended December 31,		Year Ended	through	through
	2017	2016	December 31, 2017	December 31, 2016	September 9, 2016
Cash flows from operating activities:
Net income (loss)	$(93,130)	$(28,501)	$535,686	$(479,193)	$11,958
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depletion, depreciation and accretion	9,419	37,848	110,207	46,899	120,555
Full cost ceiling impairment	—	—	—	420,934	754,769
(Gain) loss on sale of oil and natural gas properties	5,947	—	(721,573)	—	—
Other operating property and equipment impairment	—	—	—	—	28,056
Stock-based compensation, net	3,209	8,323	36,757	21,519	4,876
Unrealized loss (gain) on derivative contracts	27,478	82,111	16,468	112,449	263,732
Amortization and write-off of deferred loan costs	489	—	1,795	—	6,371
Amortization of discount and premium	239	2,129	2,597	2,506	1,515
Reorganization items	—	(16,523)	(739)	(15,963)	(929,084)
Loss (gain) on extinguishment of debt	28,866	—	114,931	—	(81,434)
Accrued settlements on derivative contracts	697	4,197	24	(18,498)	—
Other expense (income)	38	173	(3,355)	79	(4,233)
Cash flow from operations before changes in working capital	(16,748)	89,757	92,798	90,732	177,081
Changes in working capital	29,117	1,057	21,793	12,404	(1,733)
Net cash provided by (used in) operating activities	12,369	90,814	114,591	103,136	175,348

Cash flows from investing activities:
Oil and natural gas capital expenditures	(112,377)	(51,100)	(331,257)	(61,389)	(226,741)
Proceeds received from sales of oil and natural gas assets	102,316	888	2,003,894	888	(407)
Acquisition of oil and natural gas properties	(101,870)	(70)	(1,018,546)	(70)	124
Acquisition of other operating property and equipment	—	—	(25,538)	—	—
Other operating property and equipment capital expenditures	(27,740)	(519)	(53,214)	(750)	(950)
Proceeds received from sale of other operating property and equipment	507	—	21,798	—	138
Funds held in escrow and other	(4)	—	1,455	(1,721)	62
Net cash provided by (used in) investing activities	(139,168)	(50,801)	598,592	(63,042)	(227,774)

Cash flows from financing activities:
Proceeds from borrowings	—	85,000	1,349,000	115,000	886,000
Repayments of borrowings	(425,000)	(127,000)	(1,922,826)	(159,000)	(727,648)
Cash payments to Noteholders and Preferred Holders	(12,750)	—	(83,653)	(10,013)	(97,521)
Debt issuance costs	(579)	—	(17,799)	—	(1,977)
Preferred stock issued	—	—	400,055	—	—
Offering costs and other	(148)	—	(13,913)	—	(511)
Net cash provided by (used in) financing activities	(438,477)	(42,000)	(289,136)	(54,013)	58,343

Net increase (decrease) in cash and cash equivalents	(565,276)	(1,987)	424,047	(13,919)	5,917

Cash and cash equivalents at beginning of period	989,347	2,011	24	13,943	8,026
Cash and cash equivalents at end of period	$424,071	$24	$424,071	$24	$13,943

HALCÓN RESOURCES CORPORATION

SELECTED OPERATING DATA

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016(3)

Production volumes:
Crude oil (MBbls)	403	2,717	7,511	10,368
Natural gas (MMcf)	547	2,490	7,439	9,571
Natural gas liquids (MBbls)	84	421	1,249	1,597
Total (MBoe)	578	3,553	10,000	13,560
Average daily production (Boe/d)	6,283	38,620	27,397	37,049

Average prices:
Crude oil (per Bbl)	$52.61	$43.62	$45.36	$37.41
Natural gas (per Mcf)	2.09	2.38	2.18	1.70
Natural gas liquids (per Bbl)	26.07	12.40	15.19	8.73
Total per Boe	42.45	36.50	37.58	30.83

Cash effect of derivative contracts:
Crude oil (per Bbl)	$1.20	$22.73	$2.26	$31.76
Natural gas (per Mcf)	0.27	0.08	0.11	0.12
Natural gas liquids (per Bbl)	—	—	—	—
Total per Boe	1.09	17.43	1.78	24.37

Average prices computed after cash effect of settlement of derivative contracts:
Crude oil (per Bbl)	$53.81	$66.35	$47.62	$69.17
Natural gas (per Mcf)	2.36	2.46	2.29	1.82
Natural gas liquids (per Bbl)	26.07	12.40	15.19	8.73
Total per Boe	43.54	53.93	39.36	55.20

Average cost per Boe:
Production:
Lease operating	$5.05	$5.23	$6.17	$5.34
Workover and other	(0.82)	2.52	2.17	2.43
Taxes other than income	2.78	2.87	3.08	2.72
Gathering and other, as adjusted (1)	8.96	2.54	3.40	2.32
Restructuring	9.44	—	0.75	0.38
General and administrative, as adjusted (1)	25.11	3.90	5.29	4.29
Depletion	14.13	10.27	10.43	11.80

(1) Represents gathering and other and general and administrative costs per Boe, adjusted for items noted in the reconciliation below:

General and administrative:
General and administrative, as reported	$42.19	$6.95	$11.14	$9.22
Stock-based compensation:
Non-cash	(5.55)	(2.34)	(3.68)	(1.95)
Transaction costs, key employee retention agreements and other:
Cash	(11.53)	(0.71)	(2.17)	(2.98)
General and administrative, as adjusted	$25.11	$3.90	$5.29	$4.29

Gathering and other, as reported	$10.63	$3.39	$4.08	$3.24
Rig termination / stacking charges	(1.67)	(0.85)	(0.68)	(0.92)
Gathering and other, as adjusted	$8.96	$2.54	$3.40	$2.32

Total operating costs, as reported	$59.83	$20.96	$26.64	$22.95
Total adjusting items	(18.75)	(3.90)	(6.53)	(5.85)
Total operating costs, as adjusted (2)	$41.08	$17.06	$20.11	$17.10

(2) Represents lease operating, workover and other expense, taxes other than income, gathering and other expense and general and administrative costs per Boe, adjusted for items noted in reconciliation above.

(3) For illustrative purposes, the Company has combined the Successor and Predecessor results to derive combined results for the year ended December 31, 2016.  The combination was generated by addition of comparable financial statement line items. However, because of various adjustments to the consolidated financial statements in connection with the application of fresh-start reporting, including asset valuation adjustments and liability adjustments, the results of operations for the Successor may not be comparable to those of the Predecessor. The financial information preceding the table above provides the Successor and the Predecessor GAAP results for the applicable periods.  The Company believes that subject to consideration of the impact of fresh-start reporting, combining the results of the Predecessor and Successor provide meaningful information about, for instance, production, revenues and costs, that assist a reader in understanding the Company’s financial results for the applicable periods.

HALCÓN RESOURCES CORPORATION

SELECTED ITEM REVIEW AND RECONCILIATION (Unaudited)

(In thousands, except per share amounts)

	Successor		Successor		Predecessor
				Period from	Period from
				September 10, 2016	January 1, 2016
	Three Months Ended December 31,		Year Ended	through	through
	2017	2016	December 31, 2017	December 31, 2016	September 9, 2016
As Reported:
Net income (loss) available to common stockholders, as reported	$(93,130)	$(28,501)	$487,679	$(479,984)	$(32,794)
Non-cash preferred dividend	—	—	48,007	—	—
Series A preferred dividends	—	—	—	—	8,847
Preferred dividends and accretion on redeemable noncontrolling interest	—	—	—	791	35,905
Net income (loss)	$(93,130)	$(28,501)	$535,686	$(479,193)	$11,958

Impact of Selected Items:
Unrealized loss (gain) on derivatives contracts:
Crude oil	$27,844	$81,335	$17,740	$111,658	$262,813
Natural gas	(366)	776	(1,272)	791	919
Total mark-to-market non-cash charge	27,478	82,111	16,468	112,449	263,732
Full cost ceiling impairment	—	—	—	420,934	754,769
(Gain) loss on sale of oil and natural gas properties	5,947	—	(721,573)	—	—
Other operating property and equipment impairment	—	—	—	—	28,056
Loss (gain) on extinguishment of debt	28,866	—	114,931	—	(81,434)
Deferred financing costs expensed, net(1)	232	—	537	—	3,582
Reorganization items	—	1,493	—	2,049	(913,722)
Restructuring	5,455	—	7,535	—	5,168
Rig termination / stacking charges, key employee retention agreements, transaction costs and other	7,099	5,519	26,973	6,443	40,689
Selected items, before income taxes	75,077	89,123	(555,129)	541,875	100,840
Income tax effect of selected items(2)	—	—	—	—	—
Selected items, net of tax	$75,077	$89,123	$(555,129)	$541,875	$100,840

As Adjusted:
Net income (loss) available to common stockholders, excluding selected items	$(18,053)	$60,622	$(19,443)	$62,682	$112,798
Net income (loss) from assumed conversions	—	—	—	—	10,778
Net income (loss) available to common stockholders after assumed conversions, excluding selected items(3)	$(18,053)	$60,622	$(19,443)	$62,682	$123,576

Basic net income (loss) per common share, as reported	$(0.63)	$(0.31)	$3.67	$(5.26)	$(0.27)
Impact of selected items	0.51	0.97	(3.82)	5.95	1.21
Basic net income (loss) per common share, excluding selected items(3)	$(0.12)	$0.66	$(0.15)	$0.69	$0.94

Diluted net income (loss) per common share, as reported	$(0.63)	$(0.31)	$3.65	$(5.26)	$(0.27)
Impact of selected items	0.51	0.97	(3.80)	5.95	1.13
Diluted net income (loss) per common share, excluding selected items(3)(4)	$(0.12)	$0.66	$(0.15)	$0.69	$0.86

Net cash provided by (used in) operating activities	$12,369	$90,814	$114,591	$103,136	$175,348
Changes in working capital, net of acquisitions	(29,117)	(1,057)	(21,793)	(12,404)	1,733
Cash flow from operations before changes in working capital	(16,748)	89,757	92,798	90,732	177,081
Cash components of selected items	13,125	19,338	36,679	42,953	66,092
Income tax effect of selected items(2)	—	—	—	—	—
Cash flow from operations before changes in working capital, adjusted for selected items(3)	$(3,623)	$109,095	$129,477	$133,685	$243,173

(1) Represents charges related to the write-off of debt issuance costs associated with the revolving credit facility.

(2) For the 2017 and 2016 columns, this represents tax impact using an estimated tax rate of 0.0% due to the Company maintaining a full valuation allowance.

(3) Net income (loss) and earnings per share excluding selected items and cash flow from operations before changes in working capital adjusted for selected items are non-GAAP measures presented based on management’s belief that they will enable a user of the financial information to understand the impact of these items on reported results.  Additionally, this presentation provides a beneficial comparison to similarly adjusted measurements of prior periods. These financial measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income, earnings per share and cash flow from operations, as defined by GAAP. These financial measures may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Halcón’s performance.

(4) The impact of selected items for the three months ended and year ended December 31, 2017 was calculated based upon weighted average diluted shares of 148.5 million and 132.8 million, respectively, due to the net loss available to common stockholders excluding selected items. The impact of selected items for the three months ended December 31, 2016, the period of September 10, 2016 through December 31, 2016 and the period of January 1, 2016 through September 9, 2016 was calculated based upon weighted average diluted shares of 91.5 million, 91.3 million and 144.3 million, respectively, due to the net income available to common stockholders, excluding selected items.

HALCÓN RESOURCES CORPORATION

EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016(2)

Net income (loss), as reported	$(93,130)	$(28,501)	$535,686	$(467,235)
Impact of adjusting items:
Interest expense	8,383	23,126	74,524	152,477
Depletion, depreciation and accretion	9,419	37,848	110,207	167,454
Full cost ceiling impairment	—	—	—	1,175,703
Other operating property and equipment impairment	—	—	—	28,056
Income tax provision (benefit)	—	1,387	(5,000)	(3,922)
Stock-based compensation	3,209	8,323	36,757	26,395
Interest income	(1,404)	(3)	(2,255)	(36)
(Gain) loss on sale of other assets	102	276	(253)	706
Restructuring	5,455	—	7,535	5,168
Reorganization items	—	1,493	—	(911,673)
Loss (gain) on extinguishment of debt	28,866	—	114,931	(81,434)
(Gain) loss on sale of oil and natural gas properties	5,947	—	(721,573)	—
Loss (gain) on mark-to-market of embedded derivative and tranche rights	—	—	—	(5,734)
Unrealized loss (gain) on derivatives contracts	27,478	82,111	16,468	376,181
Write-off of deferred loan costs	232	—	537	3,582
Rig termination / stacking charges	966	3,003	6,825	12,467
Transaction costs, key employee retention agreements and other	6,662	2,516	20,677	40,399
Adjusted EBITDA(1)	$2,185	$131,579	$195,066	$518,554

(1)  Adjusted EBITDA are non-gaap measures. These financial measures are presented based on management’s belief that they will enable a user of the financial information to understand the impact of these items on reported results. Additionally, this presentation provides a beneficial comparison to similarly adjusted measurements of prior periods. These financial measures are not measures of financial performance under GAAP and should not be considered as an alternative to GAAP. These financial measures may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Halcón’s performance.

(2) For illustrative purposes, the Company has combined the Successor and Predecessor results to derive combined results for the year ended December 31, 2016.The combination was generated by addition of comparable financial statement line items. However, because of various adjustments to the consolidated financial statements in connection with the application of fresh-start reporting, including asset valuation adjustments and liability adjustments, the results of operations for the Successor may not be comparable to those of the Predecessor. The financial information preceding the table above provides the Successor and the Predecessor GAAP results for the applicable periods. The Company believes that subject to consideration of the impact of fresh-start reporting, combining the results of the Predecessor and Successor provide meaningful information about, for instance, production, revenues and costs, that assist a reader in understanding the Company’s financial results for the applicable periods.